SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 31, 2006

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.01 below and incorporated by reference herein.

Item 1.02.                                          Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is included in Item 2.01 below and incorporated by reference herein.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On March 31, 2006, Security Capital Corporation (the “Company”) announced that, on March 31, 2006 it completed its previously announced sale of its 91.52% interest (on a fully diluted basis) in its Primrose Holdings, Inc. (“Primrose”) subsidiary to an affiliate of American Capital Strategies, Ltd. The aggregate purchase price for the Company’s interest in Primrose and those interests in Primrose held by minority stockholders and option holders was $85 million, subject to adjustments. The net aggregate purchase price was $82.8 million, after giving effect to certain adjustments set forth in the definitive stock purchase agreement that related to, among other things, payables owed to the Company and Capital Partners, Inc. (“Capital Partners”), employee bonuses and transaction costs. The Company received $76.8 million, on a pre-tax basis, and $58.2 million (or $8.44 per diluted share of the Company), on a post-tax basis, for its 91.52% interest in Primrose.

Primrose is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services, in the Southeast, Southwest and Midwest. Primrose was one of the Company’s two reportable segments, with the other being the employer cost containment and health services segment that consists of WC Holdings, Inc. (“WC”).

As previously announced, the Company’s Board of Directors has initiated a formal sale process for the Company. In the course of conducting the formal sale process, the Board determined that the best way to maximize value for the Company’s stockholders was to sell Primrose, and WC and the balance of the Company in separate transactions. Accordingly, the Company has sold its interest in Primrose and is considering offers for its interest in WC and the balance of the Company. The Company currently expects to enter into a definitive agreement during the second quarter of 2006 to sell WC and the balance of the Company.

In connection with the closing of the Primrose sale, the following agreements were terminated, on March 31, 2006 pursuant to the stock purchase agreement:

•             Amended and Restated Stockholders’ Agreement, dated as of January 1, 2003, among the Company, Primrose, Jo Kirchner and Robert Benowitz, to which Derek Fuller, Jim Steger and Lee Scott have been joined, as amended;

•             Tax Sharing Joinder Agreement, dated as of April 6, 1999, among the Company, Primrose and Primrose School Franchising Company (“PSFC”), a wholly-owned subsidiary of Primrose; and

•             Amended and Restated Management Advisory Services Agreement, dated as of April 5, 2002, between the Company and PSFC.

In connection with the Primrose closing pursuant to the stock purchase agreement, the following agreement was amended on March 31, 2006 to remove Primrose as a party and to require Primrose to pay Capital Partners at closing Primrose’s $193,750 share of the advisory fee owed by the Company to Capital Partners:

•             Second Amended and Restated Advisory Services Agreement, dated as of December 23, 2005, among the Company, Primrose and Capital Partners.

A copy of the press release issued by the Company on March 31, 2006 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information.

The following unaudited pro forma condensed financial statements of the Company (“pro forma statements”) give effect to the sale of Primrose, a majority-owned subsidiary of the Company, to an affiliate of American Capital Strategies, Ltd. The aggregate purchase price for the Company’s 91.52% interest (on a fully diluted basis) in Primrose and those interests in Primrose held by minority stockholders and option holders was $85 million, subject to adjustments. The net aggregate purchase price was $82.8 million, after adjustments.

Primrose is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast, Southwest and Midwest. Primrose was one of the Company’s two reportable segments, with the other being the employer cost containment and health services segment that consists of WC.

The historical financial information set forth below has been derived from, and should be read in conjunction with, the audited consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission.

The pro forma statements give effect to the disposition of Primrose as if the transaction had been consummated on January 1, 2005 for the condensed statement of operations and at December 31, 2005 for the condensed balance sheet. The pro forma statements are provided for informational purposes only and do not purport to represent what the condensed financial position or results of operations of the Company would have been had the disposition occurred on the dates indicated. In addition, the accompanying pro forma statements are not necessarily indicative of the financial position or results of operations that may be achieved in the future.

Security Capital Corporation

Pro Forma Condensed Balance Sheet (unaudited)

As of December 31, 2005

(in thousands)

	Security Capital Historical	Adjustments		Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$12,340	$76,750	(1)	$89,090
Restricted cash	175	(175	)(2)	—
Accounts receivable, net	22,524	(1,400	)(2)	21,124
Recoverable costs, net	817	(817	)(2)	—
Deferred income taxes	2,592	(1,348	)(2)	1,244
Other current assets	1,865	(285	)(2)	1,580
Total current assets	40,313	72,725		113,038

Property and equipment, net	8,591	(309	)(2)	8,282
Goodwill, net	72,557	(16,830	)(2)	55,727
Intangible assets, net	18,537	(6,179	)(2)	12,358
Deferred income taxes	668	—		668
Other assets	1,108	(54	)(2)	1,054
Total assets	$141,774	$49,353		$191,127

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,425	$(254	)(2)	$2,171
Other accrued expenses	12,762	(749	)(2)	12,013
Income taxes payable	6,784	18,564	(3)	25,348
Unearned revenue	28,539	(3,300	)(2)	25,239
Current portion of long-term debt	9,674	—		9,674
Total current liabilities	60,184	14,261		74,445

Long-term debt	24,751	—		24,751
Other long-term obligations	2,465	—		2,465
Deferred taxes	2,862	(2,862	)(2)	—
Minority interests	3,957	(320	)(2)	3,637

Total stockholders’ equity	47,555	76,750	(1)	85,829
		(19,912	)(2)
		(18,564	)(3)
Total liabilities and stockholders’ equity	$141,774	$49,353		$191,127

The accompanying notes are an integral part of these pro forma condensed financial statements.

NOTES TO PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

(1)                                  To reflect the net proceeds received by the Company.

Gross sales price	$85,000
Cash held at Primrose at time of closing	3,642
Gross cash proceeds	88,642
Transaction and other costs (see table below)	(4,777)
Purchase price adjustment to buyer	(1,110)
Net cash proceeds	$82,755
Minority interests (a)	(6,005)
Net proceeds to the Company	$76,750

Transaction and other costs were composed of the following:

Investment banking fee	$1,800
Employee stay-pay plan bonuses	1,077
Legal fees	567
Reimbursement of due diligence fees	800
Fairness opinion fee	258
Due to Capital Partners (b)	194
Other	81
$4,777

(a)                                        The minority interests received cash of $3,907 and purchased equity in the acquiror with the balance of their proceeds.

(b)                                       Represents amounts due to Capital Partners for advisory services to be provided to Primrose through September 30, 2006 in accordance with the Second Amended and Restated Advisory Services Agreement dated December 23, 2005, as amended on March 31, 2006.

(2)                                  To reflect the sale of the assets and liabilities of Primrose.

(3)                                  To reflect the estimated tax liability to be paid by the Company from the gain on the sale of its interest in Primrose.

Security Capital Corporation

Pro Forma Condensed Statement of Operations (unaudited)

For the Year Ended December 31, 2005

(in thousands, except per share data)

	Security Capital Historical	Adjustments		Pro Forma

Revenues	$155,311	$(14,525	)(1)	$140,786

Selling, general and administrative expenses	132,245	(7,247	)(1)	124,998
Depreciation and amortization	4,984	(545	)(1)	4,439
Operating income	18,082	(6,733)		11,349

Interest expense	(2,607)	22	(1)	(2,585)
Other income, net	59	—		59
Income before income taxes and minority interest	15,534	(6,711)		8,823

Income tax expense	(4,770)	2,409	(1)	(2,361)

Minority interest in income of consolidated subsidiaries	(1,329)	60	(1)	(1,269)

Net income	$9,435	$(4,242)		$5,193

Earnings per common share
Basic	$1.40			$0.77
Diluted	$1.34			$0.72

Weighted average shares used in computation
Basic	6,725			6,725
Diluted	6,824			6,824

The accompanying notes are an integral part of these pro forma condensed financial statements.

NOTES TO PRO FORMA CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

(1)                                   To remove the operating results of Primrose for the year ended December 31, 2005.

(d)                                 Exhibits.

99.1                           Press Release of Security Capital Corporation, dated March 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by Security Capital Corporation on March 31, 2006